Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Chordiant Software, Inc. for the registration of 479,100 shares of its common stock and to the incorporation by reference therein of our report dated November 20, 2001, except for Note 12 as to which the date is February 22, 2002, with respect to the financial statements of On Demand, Inc. included in its Form 8-K filed with the Securities and Exchange Commission on June 17, 2002.

Palo Alto, California

June 27, 2002